JOINT FILER INFORMATION
                             -----------------------



Name:                                  City of London Investment Management
                                       Company Limited


Address:                               10 Eastcheap
                                       London EC3M ILX, England


Designated Filer:                      City of London Investment Group PLC


Issuer and Ticker Symbol:              Brazil Fund, Inc. ("BZF")


Date of Event Requiring Statement:     May 24, 2006


Signature:                             City of London Investment Management
                                       Company Limited



                                       By: / S / Barry Olliff
                                          --------------------------------------
                                       Name: Barry Olliff, Chief Investment
                                             Officer